UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to By-Laws

The Board of Directors of Merck & Co., Inc. (the "Company") adopted the following amendments to the By-Laws of the Company, effective May 31, 2007: (1) A new Section 6 was added to Article I of the Company's By-Laws, setting forth the advance notice requirements and procedures for stockholders to present business for consideration by the stockholders at an annual meeting of the stockholders as well as the requirements for presentation of business at a special meeting of the stockholders; (2) Sections 7, 10, 11 and 12 of Article II and Section 3 of Article III of the Company's By-Laws were amended to reflect changes to the committee structure of the Company's Board of Directors; (3) Article VI was amended in connection with, and contingent upon the effectiveness of, the amendment to Article V of the Company's Restated Certificate of Incorporation, which eliminated supermajority voting requirements for stockholder action previously required under the Company's Restated Certificate of Incorporation; and (4) Section 5 of Article I was amended to delete the reference to cumulative voting in connection with election of directors.

The By-Laws of the Company, as amended, are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 By-Laws of Merck & Co., Inc., as amended effective May 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

June 4, 2007	By:	Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.2	By-Laws of Merck & Co., Inc., as amended effective May 31, 2007